SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 14, 2009 (September 8, 2009)

Commission File Number: 000-50635

Colony Resorts LVH Acquisitions, LLC

(Exact name of registrant as specified in its charter)

Nevada	41-2120123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including area code:

(702) 732-5919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

The information included in Item 5.02 of this Current Report on Form 8-K and the employment agreement attached as Exhibit 10.32 hereto are incorporated by reference into this Item 1.01.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 8, 2009, Colony Resorts LVH Acquisitions, LLC (the “Company”) and David Monahan entered into an Employment Agreement pursuant to which Mr. Monahan will initially serve as the Company’s Chief Operating Officer and, ultimately, as the Company’s Chief Executive Officer and General Manager. Pursuant to the terms of the Employment Agreement, Mr. Monahan will receive an annual base salary of $500,000, subject to annual review and adjustment by the Company. Mr. Monahan will also receive an annual incentive bonus based upon the Company’s trailing twelve month EBITDA, provided that the annual incentive bonus payment shall be not less than $200,000.

Subject to any necessary amendments to the Company’s 2004 Incentive Plan, Mr. Monahan shall be granted an option to purchase 0.0167 Class A Membership Units of the Company and 16,667 Class B Membership Units of the Company, each at a price equal to the fair market value thereof.

Under the terms of the Employment Agreement, Mr. Monahan will be reimbursed for relocation expenses. In addition, Mr. Monahan will be reimbursed for the cost of up to three business class round trip airline tickets per month from Las Vegas, Nevada to Waimea, Hawaii. Mr. Monahan will also be reimbursed in an amount up to $1,000 per month for the cost of leasing and operating an automobile.

Pursuant to the Employment Agreement, Mr. Monahan is subject to certain non-competition obligations in the event Mr. Monahan’s employment is terminated. In the event Mr. Monahan’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement) or voluntarily by Mr. Monahan without “Good Reason” (as defined in the Employment Agreement), Mr. Monahan is entitled to receive a payment equal to the accrued and unpaid base salary and accrued and unused vacation time through the date of termination of his employment.

In the event Mr. Monahan’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement), by Mr. Monahan with “Good Reason” (as defined in the Employment Agreement) or by Mr. Monahan following a “Change of Control” (as defined in the Employment Agreement), Mr. Monahan will be entitled to receive (i) accrued but unpaid base salary, accrued but unused vacation pay, unreimbursed expenses and earned but unpaid bonuses through the date of such termination and (ii) an amount equal to the minimum incentive bonus of $200,000 plus one year’s base salary, paid in a single lump sum within 30 business days following the receipt of a “Release Agreement” (as defined in the Employment Agreement) from Mr. Monahan.

Mr. Monahan, age 53, has served since 1995 as Senior Vice President of Colony Capital, LLC where he has overseen Colony Capital’s hotel portfolio. The Company is an affiliate of Colony Capital, LLC.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
10.32	Employment Agreement dated September 8, 2009 between Colony Resorts LVH Acquisitions, LLC. and David Monahan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY RESORTS LVH ACQUISITIONS, LLC

Dated: September 14, 2009	/s/ Robert E. Schaffhauser
Robert E. Schaffhauser
Executive Vice President - Finance